SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 4, 2012
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On April 4, 2012, Daimler AG introduced its new Mercedes-Benz SL 65 AMG roadster at the New York Auto Show. The new SL 65 AMG offers the MAGIC SKY CONTROL panoramic glass roof as an option. The MAGIC SKY CONTROL feature uses patented SPD-SmartGlass technology developed by Research Frontiers Inc. (Nasdaq: REFR) to give drivers and passengers the ability to change the tint of their car’s roof from dark to clear instantly with the press of a button. To commemorate the 45th anniversary of their AMG division, Daimler also introduced today the 45th Anniversary edition of the SL 65 AMG which, among other features, offers as standard equipment the MAGIC SKY CONTROL panoramic roof.

Research Frontiers also issued a press release on April 4, 2012 about this development.

As noted in the press release, Mercedes also announced that the new SL started being sold in Germany last week, and will be available in U.S. showrooms this spring. The 45th Anniversary edition will be available in November. Production of the special anniversary edition is limited to just 45 cars worldwide, as compared to over 22,000 SLs in total expected by industry analysts to be produced in 2012.

The Mercedes-Benz SL roadster is the second large-scale series production vehicle to offer MAGIC SKY CONTROL using SPD-Smart technology. The SL with the MAGIC SKY CONTROL roof made its world debut at the Detroit Auto Show in January 2012. In January 2011, Daimler introduced the new Mercedes-Benz SLK as the first car to offer this innovative feature.

In their press release at the New York Auto Show, Daimler describes the MAGIC SKY CONTROL feature and its comfort-enhancing and heat-rejecting characteristics: “The sixth generation of the SL also offers a retractable hard top that can be operated using a space-saving electrohydraulic mechanism, converting the SL from coupe to roadster and back again in a matter of seconds. In contrast to its predecessor, the new SL offers two versions of the retractable hard top – glass or the unique panoramic roof with MAGIC SKY CONTROL. The transparent roof switches between light and dark at the push of a button. In the light setting, it is virtually transparent, offering an open-air experience even in cold weather. In its dark state the roof provides welcome shade and prevents the interior from heating up in bright sunlight. The frame of both versions is made from magnesium, reducing weight by around 13 pounds compared with the outgoing model, lowering the vehicle’s center of gravity and delivering greater agility. The engineers have refined the operating mechanism for the roof and trunk lid. It now takes less than 20 seconds to open or close the roof completely.”

The MAGIC SKY CONTROL feature using SPD-Smart light-control technology allows drivers many benefits such as blocks over 99% of harmful UV radiation and substantially reduces heat inside the vehicle. This increases passenger comfort and reduces air conditioning loads, thereby saving fuel and reducing CO2 emissions.

Photos and videos of the new Mercedes-Benz SL are also available from Daimler’s website and from Research Frontiers’ website.

Research Frontiers holds approximately 500 patents and patent applications worldwide on its SPD-Smart light-control technology, and licenses it to 39 companies, including most of the world’s leading automotive glass manufacturers.

Details are noted in the press release attached as an exhibit to this report. This press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press release referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Research Frontiers Press Release dated April 4, 2012.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Joseph M. Harary
By: Joseph M. Harary
Title: President and CEO

Dated: April 5, 2012